UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	81-0422894 (IRS Employer Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 7, 2013, Scientific Games Corporation (the “Company”) issued a press release announcing, among other things, results for the three months and nine months ended September 30, 2013. Copies of the press release and the presentation that will be discussed on the Company’s earnings call are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Company’s press release and presentation, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), contain certain “non-GAAP financial measures” as that term is defined by the rules of the Securities and Exchange Commission (the “SEC”). The Company’s press release includes the most directly comparable financial measures calculated and presented in accordance with GAAP, information reconciling the non-GAAP financial measures to the GAAP financial measures, a statement disclosing the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations, and a statement disclosing the additional purposes for which the Company’s management uses the non-GAAP financial measures.

The non-GAAP financial measures used in the press release and presentation should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in the press release and presentation may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in the press release and presentation, should be read in conjunction with the Company’s financial statements filed with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2013, Michael R. Chambrello, Chief Executive Officer – Asia-Pacific Region, and the Company mutually agreed that Mr. Chambrello’s employment agreement would not be renewed and that Mr. Chambrello would retire from the Company effective December 31, 2013. In accordance with the terms of his employment agreement, Mr. Chambrello will be eligible to receive any cash bonus that he would have otherwise been entitled to receive for 2013 under our incentive compensation program, vesting of any unvested equity awards held by Mr. Chambrello as of December 31, 2013 and 18 months of COBRA premiums. In addition, Mr. Chambrello will be eligible to receive any payment that he would have otherwise been entitled to receive under our Asia-Pacific business incentive compensation program based on the growth of the Company's Asia-Pacific business during a four-year measurement period ending December 31, 2014, pro rated based on his service through December 31, 2013.

Michael P. Conforti, who currently serves as Senior Vice President, International Business Development, will transition into the role of President, Asia-Pacific, by December 31, 2013. Mr. Conforti is a 16-year veteran of the lottery industry and has been closely involved in our Asia-Pacific business since 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Scientific Games Corporation, dated November 7, 2013.
99.2	Earnings Call Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin Title: Senior Vice President and Chief Financial Officer

Date: November 7, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Scientific Games Corporation, dated November 7, 2013.
99.2	Earnings Call Presentation.

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